UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2003

INTEGRATED TELECOM EXPRESS, INC.
(Exact Name of Registrant as specified in charter)

Commission File Number 000-31259

Delaware	77-0403748
(State or other jurisdiction of incorporation)	I.R.S. Employer Identification Number

10121 Miller Avenue, Suite 202 Cupertino, California	95014
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 257-3243

Item 5.    Other Events and Regulation FD Disclosure.

On January 9, 2003, the Company announced that the United States Bankruptcy Court for the District of Delaware denied the motion filed by the Company’s former landlord and largest creditor to dismiss its bankruptcy case and to change the venue of the bankruptcy case to the United States Bankruptcy Court for the Northern District of California.

Attached as Exhibit 99.1 and incorporated herein is a press release containing announcements related to the above matter.

Item 7.    Financial Statements and Exhibits.

(c)	Exhibits.

99.1    Press release, dated January 9, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRATED TELECOM EXPRESS, INC.

Dated:	January 13, 2003	By:	/s/ JAMES WILLIAMS
JamesWilliams Senior Vice President of Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibits.

99.1    Press release, dated January 9, 2003.